                                                               Exhibit 4.1


      NUMBER                  [GRAPHIC APPEARS HERE]               SHARES
       1040

                                ACQUIREU.COM, INC
                         INCORPORATED UNDER THE LAWS
                           OF THE STATE OF FLORIDA
                         AUTHORIZED 100 SHARES COMMON
                           STOCK, $0.001 PAR VALUE


THIS CERTIFIES THAT _______________________________________________ is the

registered holder of ______________________________________________ Shares

OF THE COMMONSTOCK OF ACQUIREU.COM, INC WHICH IS FULLY PAID AND NON-ASSESSABLE

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

  IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed
                    this_______day    of    A.D.___________


--------------------------------
           PRESIDENT